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                               3COM CORPORATION
                            1983 STOCK OPTION PLAN


     1. PURPOSE. The 3Com Corporation 1983 Stock Option Plan (the Plan) is established to create additional incentive for key employees of 3Com Corporation and any present or future parent and/or subsidiary corporation of such corporation (collectively referred to as the Company) to promote the financial success and progress of the Company. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be defined in sections 425(e) and 425(f) of the Internal Revenue Code of 1954, as amended (the Code).

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors (the Board) and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if it has been appointed. All questions of interpretation of the Plan or of any options granted under the Plan (an Option) shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option. Options may be either incentive stock options as defined in Section 422A of the Code or nonqualified stock options. All incentive stock options and nonqualified stock options granted to an Optionee shall be set forth in separate Options.

     3.  ELIGIBILITY.

          (a) ELIGIBLE PERSONS. The Options may be granted only to employees (including officers) of the Company. The Board shall, in its sole discretion, determine which persons shall be granted Options (an Optionee). A director of the of the Company shall not be granted an Option unless the director is also an employee of the Company. An Optionee may, if he is otherwise eligible, be granted additional Options.

          (b) FAIR MARKET VALUE LIMITATION. Notwithstanding any other provisions in the Plan to the contrary, any Option which is designated as an incentive stock option and is granted pursuant to the Plan on or after January 1, 1987 shall comply with the limitations set forth in section 422A(b)(7) of the Internal Revenue Code of 1986 (the 1986 Code) (i.e., shall not become exercisable at a rate faster than $100,000 per calendar year). In the event an Option is subsequently determined to have exceeded the foregoing limitation, the Option shall be amended, if necessary, in accordance with applicable Treasury Regulations and rulings to preserve, as the first priority, to the maximum possible extent, the status of the Option as an incentive stock option and to preserve, as a second priority, to the maximum possible extent, the total number of shares subject to the Option. Notwithstanding the above, the Board of Directors shall have the authority, in its sole discretion, to amend the Plan to eliminate the limitation set forth in the first sentence of this paragraph or any limitation set forth in the Plan setting forth or otherwise designed to comply with the provisions of section 441A(b)(8) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986 (the 1954 Code), and/or to grant Options which comply with either limitation referred to above but which do not comply with both such limitations.

     4. SHARES SUBJECT TO OPTION. The maximum number of share which may be issued under the Plan shall be 59,800,000 shares of the Company's authorized but unissued common stock, subject to adjustment as provided in paragraph 7. In the event that any outstanding Option for any reason expires or is terminated and/or shares subject to repurchase are repurchased by the


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Company, the shares of common stock allocable to the unexercised portion of such Option or so repurchased may again be subjected to an Option.

     5. TIME FOR GRANTING OPTIONS. All options shall be granted, if at all, on or before July 8, 2002.

     6. TERMS, CONDITIONS AND FORM OF OPTIONS. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be incidental) the number of shares for which the Option shall be granted, the option price of the Option, the exercisability of the Option, whether the Option is a nonqualified stock option or an incentive stock option, and all other terms and conditions of the Option not inconsistent with this paragraph 6. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares covered thereby, in such form as the Board shall from time to time establish, and shall comply with and be subject to the following terms and conditions:

          (a)  OPTION PRICE.

               (i) The option price for any incentive stock option shall be not less than the fair market value as determined by the Board of the shares of common stock of 3Com on the date of the granting of such Option, except that, as to an Optionee who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company within the meaning of section 422A(b)(6) of the Code (a Ten Percent Owner Optionee), the option price for any incentive stock option granted to the Ten Percent Owner Optionee shall not be less than 110% of the fair market value of the shares on the date the Option is granted.

               (ii) The option price for any nonqualified stock option shall be not less than 85% of the fair market value as determined by the Board of the shares of common stock of 3Com on the date of granting of such Option.

          (b) EXERCISE PERIOD OF OPTIONS. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted, and provided further that no Option granted to a Ten Percent Owner Optionee which is extended to be an incentive stock option shall be exercisable after the expiration of five (5) years from the date such Option is granted.

          (c) STOCKHOLDER APPROVAL. An Option is not exercisable until such time as the Plan is duly approved by the stockholders of the Company.

          (d) PAYMENT OF OPTION PRICE. Payment of the option price for the number of shares being purchased shall be made (1) in cash, (2) by tender to the Company of shares of the Company's common stock which (a) either has been owned by the Optionee for more than one (1) year or was not acquired, directly or indirectly from the Company, and (b) has a fair market value not less than the option price, or (3) by such other consideration (including, without limitation, the Optionee's promissory note) as the Board may approve at the time the Option is granted. Notwithstanding the foregoing, the Option may not be exercised by the tender of the Company's common stock to the extent such tender of stock would constitute a violation of the provisions of section 500 ET SEQ. of the California Corporations Code, or the corresponding provisions of other applicable law. In the event the Board permits the exercise of an Option in whole or in part by means of the Optionee's promissory note, the Board shall determine the provisions of such note;

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provided, however, that the note shall not represent more than ninety-five
(95%) of the option price, the principal shall be due and payable not more than four (4) years after the Option is exercised and interest shall be payable at least annually and be at least equal to the minimum interest rate to avoid imputed interest pursuant to section 483 of the Code.

          (e) SEQUENTIAL EXERCISE LIMITATION. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors shall have the authority, in its sole discretion, to grant Options on or after January 1, 1987 designated as incentive stock options which are subject to any restrictions on exercise set forth in the Plan setting forth or otherwise designed to comply with the provisions of section 422A(b)(7) of the 1954 Code.

          (f) OPTIONS NON-TRANSFERABLE. During the lifetime of the Optionee, the Option shall be exercisable only by said Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

          (g)  STANDARD OPTION TERMS.

               (i) INCENTIVE STOCK OPTIONS. Unless otherwise provided for the Board in the grant of an Option, an Option designated by the Board as an incentive stock option shall comply with and be subject to terms and conditions set forth in the form of Incentive Stock Option Agreement attached hereto as Exhibit A and incorporated herein by reference.

               (ii) NONQUALIFIED STOCK OPTIONS. Unless otherwise provided for by the Board in the grant of an Option, an Option designated by the Board as a nonqualified stock option shall comply with and be subject to the terms and conditions set forth in the form of Nonqualified Stock Option Agreement attached hereto as Exhibit B and incorporated herein by reference.

               (iii) AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of the option agreements set forth as Exhibits A and/or B either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such option agreements shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options that are not immediately exercisable.

     7. EFFECT OF CHANGE IN STOCK SUBJECT TO PLAN. Appropriate adjustments shall be made in the number and class of shares of stock subject to this Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split or like change in the capital structure of the Company.

     8. TERMINATION OR AMENDMENT OF PLAN. The Board may at any time terminate or amend the Plan, provided that without stockholder approval there shall be (i) no change in the maximum number of shares covered by the Plan (except by operation of the provisions of Paragraph 7 above); (ii) no change in the class of persons eligible to received Options; (iii) no reduction in the exercise price at which Options may be granted; and (iv) no extensions to the periods during which Options may be granted or exercised.

     9. EFFECT OF PRIOR PLAN AS TO OUTSTANDING OPTIONS. The Company has heretofore adopted the 3Com Corporation Amended and Restated Incentive Stock Option Plan (the Earlier Plan). The Plan in all respects is independent of and not a continuation or amendment of the Earlier Plan. Accordingly, the terms of the Earlier Plan shall remain in effect and apply to Options granted pursuant to the Earlier Plan.

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     10.  CERTAIN TERMINATIONS WITHIN TWELVE MONTHS FOLLOWING A TRANSFER OF
CONTROL. In the event that, within twelve (12) months following a "Transfer of Control" (as such term is defined in the Option Agreement) an Optionee's employment with the "Participating Company Group" (as such term is defined in the Option Agreement) is terminated involuntarily by his or her employer other than for "Cause" (as defined herein), then such Optionee's Options shall become fifty percent (50%) vested and exercisable as of the date of such termination of employment.

     For this purpose, "Cause" means (i) an act of personal dishonesty taken by the Optionee in connection with his or her responsibilities as an employee and intended to result in substantial personal enrichment of the Optionee,
(ii) Optionee being convicted of a felony, (iii) a willful act by the Optionee which constitutes gross misconduct and which is injurious to the Company,
(iv) following delivery to the Optionee of a written demand for performance from the Company which describes the basis for the Company's reasonable belief that the Optionee has not substantially performed his or her duties, continued violations by the Optionee of the Optionee's obligations to the Company which are demonstrably willful and deliberate on the Optionee's part.

     Notwithstanding the foregoing, nothing in this Plan or in the Option Agreement modifies the "at-will" employment relationship of the Optionee, which may be terminated at any time, with or without cause or notice, at the option of either the Optionee or his or her employer.